UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2006

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

          On July 19, 2006, Manatron, Inc. (the "Company") issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference. This Report and the Exhibit are furnished to, and not filed with, the Commission.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective as of July 19, 2006, the Board of Directors of the Company appointed G. William McKinzie, age 40, as President and Chief Operating Officer of the Company. Mr. McKinzie was previously the Chief Operating Officer of the Company. Mr. McKinzie joined the Company in April 2002 as an Executive Vice President. From 2001 to 2002, Mr. McKinzie served Kellogg Company, a producer of processed foods based in Battle Creek, Michigan, as Vice President of Information Services for Kellogg Company's international operations. From 1996 through 2000, Mr. McKinzie also served as Vice President and Chief Information Officer of both Kellogg's European operations based in the United Kingdom and its Latin American operations based in Mexico.

          Mr. McKinzie has an employment agreement with the Company dated May 1, 2005 (the "Employment Agreement"). Under the Employment Agreement, the Company shall pay Mr. McKinzie a salary of $160,000, which amount shall be reviewed annually and adjusted as deemed appropriate. The Employment Agreement is not subject to a limited duration and it requires the Company to continue the payment of Mr. McKinzie's salary and benefits for a period of one year after his termination by the Company "without cause" (as defined in the Employment Agreement) or termination by Mr. McKinzie for "good reason" (as defined in the Employment Agreement). The Employment Agreement also prohibits Mr. McKinzie from competing with the Company during the term of the Employment Agreement and for a certain period following termination, requires him to maintain the confidentiality of Company information and contains other provisions of a nature appropriate for an employee of his position.

          Paul R. Sylvester was previously the Company's President and Chief Executive Officer. Mr. Sylvester will remain Chief Executive Officer of the Company, and effective as of July 19, 2006, the Company's Board of Directors appointed Mr. Sylvester Co-Chairman of the Board of Directors.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

	99.1	Manatron, Inc. Press Release dated July 19, 2006. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2006	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Manatron, Inc. Press Release dated July 19, 2006. This Exhibit is furnished to, and not filed with, the Commission.